Exhibit 4.2
                                   -----------

                         SUBSEQUENT TRANSFER INSTRUMENT

         Pursuant to this Subsequent Transfer Instrument, dated March 18, 2005 (the "Instrument"), between Financial Asset Securities Corp. as seller (the "Depositor"), and Deutsche Bank National Trust Company as trustee of the Soundview Home Loan Trust 2005-1, Asset-Backed Certificates, Series 2005-1, as purchaser (the "Trustee"), and pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Select Portfolio Servicing, Inc. as servicer and the Trustee, the Depositor and the Trustee agree to the sale by the Depositor and the purchase by the Trustee in trust, on behalf of the Trust, of the Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

         Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

         Section 1. CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS.

         (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trustee in trust, on behalf of the Trust, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, and including all amounts due on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement; provided, however that the Depositor reserves and retains all right, title and interest in and to amounts due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Depositor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee each item set forth in Section 2.01 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust Fund.

         (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Assignment and Recognition Agreement, dated the date hereof, between the Depositor as purchaser and the Servicer as seller, to the extent of the Subsequent Mortgage Loans.

         (c) Additional terms of the sale are set forth on Attachment A hereto.

         Section 2. REPRESENTATIONS AND WARRANTIES; CONDITIONS PRECEDENT.

         (a) The Depositor hereby confirms that each of the conditions and the representations and warranties set forth in Section 2.08 of the Pooling and Servicing Agreement are satisfied as of the date hereof.

         (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

         Section 3. RECORDATION OF INSTRUMENT.

         To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Certificateholders' expense on direction of the related Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

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

         Section 4. GOVERNING LAW.

         This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

         Section 5. COUNTERPARTS.

         This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

         Section 6. SUCCESSORS AND ASSIGNS.

         This Instrument shall inure to the benefit of and be binding upon the Depositor and the Trustee and their respective successors and assigns.

                                   FINANCIAL ASSET SECURITIES CORP.


                                   By:________________________________________
                                   Name:
                                   Title:


                                   DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                   Trustee for Soundview Home Loan Trust 2005-1, Asset-Backed Certificates, Series 2005-1

                                   By:________________________________________
                                   Name:
                                   Title:


Attachments
-----------
A. Additional terms of sale.
B. Schedule of Subsequent Mortgage Loans.

                                  ATTACHMENT A

                            ADDITIONAL TERMS OF SALE

         A.       General

                           1.       Subsequent Cut-off Date: March 1, 2005
                           2.       Subsequent Transfer Date: March 18, 2005
                           3.       Aggregate Principal Balance of the
                                    Subsequent Mortgage Loans as of the
                                    Subsequent Cut-off Date: $267,127,821.93
                           4.       Purchase Price: 100.00%

B. The obligation of the Trust Fund to purchase a Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in the immediately preceding paragraph and the accuracy of the following representations and warranties with respect to each such Subsequent Mortgage Loan determined as of the applicable Subsequent Cut-off Date: (i) such Subsequent Mortgage Loan may not be 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date; (ii) the original term to stated maturity of such Subsequent Mortgage Loan will not be less than 120 months and will not exceed 360 months; (iii) the Subsequent Mortgage Loan may not provide for negative amortization; (iv) such Subsequent Mortgage Loan will not have a loan-to-value ratio greater than 100.00%; (v) such Subsequent Mortgage Loans will have, as of the Subsequent Cut-off Date, a weighted average term since origination not in excess of 4 months;
         (vi) such Subsequent Mortgage Loan, if a Fixed Rate Mortgage Loan, shall have a Mortgage Rate that is not less than 4.000% per annum or greater than 13.000% per annum; (vii) such Subsequent Mortgage Loan must have a first payment date occurring on or before May 2005 and will include 30 days' interest thereon; (viii) if the Subsequent Mortgage Loan is an Adjustable-Rate Mortgage Loan, the Subsequent Mortgage Loan will have a Gross Margin not less than 3.500% per annum; (ix) if the Subsequent Mortgage Loan is an Adjustable-Rate Mortgage Loan, the Subsequent Mortgage Loan will have a Maximum Mortgage Rate not less than 6.500% per annum; (x) if the Subsequent Mortgage Loan is an Adjustable-Rate Mortgage Loan, the Subsequent Mortgage Loan will have a Minimum Mortgage Rate not less than 3.500% per annum and (xi) such Subsequent Mortgage Loan shall have been underwritten in accordance with the criteria set forth under "The Originators" in the Prospectus Supplement.

C. Following the purchase of any Subsequent Group I Mortgage Loan by the Trust, the Group I Mortgage Loans (including such Subsequent Group I Mortgage Loans) will: (i) have a weighted average original term to stated maturity of not more than 358 months; (ii) have a weighted average Mortgage Rate of not less than 7.250% per annum and not more than 7.500% per annum; (iii) have a weighted average Loan-to-Value Ratio of not more than 100.00%; (iv) have no Mortgage Loan with a Stated Principal Balance at origination which does not conform to Fannie Mae and Freddie Mac loan limits; (v) will consist of Mortgage Loans with Prepayment Charges representing no less than approximately 70% by aggregate Stated Principal Balance of the Group I Mortgage Loans; (vi) have a weighted average FICO score of not less than 600,
         (vii) have no more than 13% of Fixed-Rate Mortgage Loans by aggregate Stated Principal Balance of the Group I Mortgage Loans and (viii) the Adjustable-Rate Group I Mortgage Loans will have a weighted average Gross Margin not less than 5.75% per annum. In addition, approximately 31% of the Group I Mortgage Loans will have been originated by Accredited, approximately 33% of the Group I Mortgage Loans will have been originated by Argent, approximately 4% of the Group I Mortgage Loans will have been originated by WMC and approximately 32% of the Group I Mortgage Loans will have been originated by the ResMAE Originators. For purposes of the calculations described in this paragraph, percentages of the Group I Mortgage Loans will be based on the Stated Principal Balance of the Initial Group I Mortgage Loans as of the Cut-off Date and the Stated Principal Balance of the Subsequent Group I Mortgage Loans as of the related Subsequent Cut-off Date.

D. Following the purchase of any Subsequent Group II Mortgage Loan by the Trust, the Group II Mortgage Loans (including such Subsequent Group II Mortgage Loans) will: (i) have a weighted average original term to stated maturity of not more than 350 months; (ii) have a weighted average Mortgage Rate of not less than 7.25% per annum and not more than 7.50% per annum; (iii) have a weighted average Loan-to-Value Ratio of not more than 100.00%; (iv) have no Mortgage Loan with a principal balance in excess of $1,000,000; (v) will consist of Mortgage Loans with Prepayment Charges representing no less than 75% by aggregate Stated Principal Balance of the Group II Mortgage Loans; (vi) have a weighted average FICO score of not less than 615, (vii) have no more than 20% of Fixed-Rate Mortgage Loans by aggregate Stated Principal Balance of the Group II Mortgage Loans and (viii) the Adjustable-Rate Group II Mortgage Loans will have a weighted average Gross Margin not less than 5.50% per annum. In addition, approximately 19% of the Group II Mortgage Loans will have been originated by Accredited, approximately 13% of the Group II Mortgage Loans will have been originated by Argent, approximately 21% of the Group II Mortgage Loans will have been originated by CIT, approximately 12% of the Group II Mortgage Loans will have been originated by WMC and approximately 34% of the Group II Mortgage Loans will have been originated by the ResMAE Originators. For purposes of the calculations described in this paragraph, percentages of the Group II Mortgage Loans will be based on the Stated Principal Balance of the Initial Group II Mortgage Loans as of the Cut-off Date and the Stated Principal Balance of the Subsequent Group II Mortgage Loans as of the related Subsequent Cut-off Date.

E. Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by any Rating Agency if the inclusion of any such Subsequent Mortgage Loan would adversely affect the ratings of any Class of Certificates. At least one Business Day prior to the Subsequent Transfer Date, each Rating Agency shall notify the Trustee as to which Subsequent Mortgage Loans, if any, shall not be included in the transfer on the Subsequent Transfer Date; provided, however, that the Seller shall have delivered to each Rating Agency at least three Business Days prior to such Subsequent Transfer Date a computer file acceptable to each Rating Agency describing the characteristics specified in paragraphs (c) and (d) above.

                                  ATTACHMENT B
                                  ------------

                      SCHEDULE OF SUBSEQUENT MORTGAGE LOANS

                             Available Upon Request

                                  ATTACHMENT B
                                  ------------

                      SCHEDULE OF SUBSEQUENT MORTGAGE LOANS

                             Available Upon Request

                                  ATTACHMENT B
                                  ------------

                                 FILED BY PAPER

                                  ATTACHMENT C
                                  ------------

                             AVAILABLE UPON REQUEST